Exhibit 99.1

Press Release

Media Relations Contact:

Brian Ziel (831.439.5429)

brian.ziel@seagate.com

Investor Relations Contact:

Rod Cooper (831.439.2371)

rod.j.cooper@seagate.com

SEAGATE UPDATES FISCAL FIRST QUARTER 2010 FINANCIAL OUTLOOK

SCOTTS VALLEY, CA — September 22, 2009 — Seagate Technology (NASDAQ: STX) today announced an update to its expected financial results for its first fiscal quarter of 2010, which ends October 3, 2009.

Overall industry demand for hard disk drives continues to strengthen. As a result, the total available market (TAM) for the September quarter is anticipated to be greater than the 135-140 million units originally expected while the TAM for the December quarter is now projected to be 145-155 million units.

For its first fiscal quarter, Seagate now expects revenue to be at or slightly above the high end of its original guidance of $2.4-$2.6 billion. In the event OEM demand is stronger than we anticipate during the last two weeks of the quarter, as occurred last quarter, revenue for the first fiscal quarter could be greater than our revised guidance. As a result of our rapid transition to market leading notebook and desktop products, as well as improving factory efficiencies and utilization, gross margin as a percent of revenue is now expected to be approximately 23-24%.

Seagate believes disk drive inventory in all channels continues to be at appropriate levels, with supply in balance with demand.

The demand and pricing environment during the remaining weeks of the quarter will be key factors in determining the operating results for the first fiscal quarter of 2010.

About Seagate

Seagate is the worldwide leader in hard disk drives and storage solutions. Learn more at seagate.com.

Seagate Technology Updates Fiscal First Quarter 2010 Financial Outlook

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the Company’s expected results for the September 2009 quarter and its future operating and financial performance in the December 2009 quarter, and thereafter, and include statements regarding expected revenue, gross margin, inventory levels, product competition, customer demand for disk drives, product transitions, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, global economic conditions continues to pose a risk to the Company’s operating and financial performance as consumers and businesses have, and may continue to, defer purchases in response to tighter credit and negative financial news. Such risks and uncertainties also include the impact of the variable demand and the aggressive pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements and possible excess industry supply with respect to particular disk drive products; and our ability to achieve projected cost savings in connection with our anticipated and announced restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 19, 2009, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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